UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

Bulova Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-9358	83-0245581
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Id #)
19337 US Highway 19 North Suite 525 Clearwater, Florida 33764
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 25, 2009, our Board of Directors approved the replacement of the former independent auditor, being Ronald R. Chadwick, P.C. (hereafter "Chadwick") of Aurora, Colorado, who was the independent auditor of the predecessor Company 3si Holdings, Inc., before the merger with BT Acquisition, Inc. Such replacement was not based upon any disagreement or adverse situation with Chadwick. The replacement effective date of Chadwick is the effective date of the Board Action. Chadwick was retained by the Company in January 2008 subsequent to the filing of the Company's March 31, 2006 10-Q. Chadwick issued no audit reports on Company financial statements during his tenure as the Company's independent auditor.

There were no disagreements between the Company and Chadwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to Chadwick's satisfaction, would have caused Chadwick to make reference to the matter in an audit report. The relief of Chadwick as the independent auditor was due to the proximity of the auditor and familiarity with the business of the present Company, as determined by the Board of Directors.

The Company has provided the disclosure in this Form 8-K to Chadwick and has given Chadwick an opportunity to provide a letter addressed to the Securities and Exchange Commission. We have provided Chadwick with a copy of the disclosure provided under this caption of this Report, and advised them to provide us with a letter addressed to the Securities Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. Their response is filed with this Form 8-K as Exhibit 16.1.

On June 29, 2009, Randall N. Drake, CPA, P.A. (hereafter “Drake”) of New Port Richey, Florida, Certified Public Accountants, PCAOB registered firm, was appointed by our Board of Directors as the Company’s independent auditors. During our two most recent reported fiscal years and the included periods of any subsequent interim periods preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted Drake regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered of the Company's consolidated financial statements, nor has Drake provided to the Company a written report or oral advice regarding such principles or audit opinion.

We have not consulted with Drake regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Drake concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) or Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc.
(Registrant)

Date: July 27, 2009	By:	/s/ Stephen C. Steckel
		Name:	Stephen C. Steckel
		Title:	CFO